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                                                                                                              EXHIBIT 20(b)
                                    TOYOTA MOTOR CREDIT CORPORATION
    Composition of Subsequent Contracts Allocated during the Revolving Period through March 31, 1998

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
Aggregate Outstanding Principal Balance as of Transfer Date                                    $137,173,612.14
Aggregate Discounted Principal Balance as of Transfer Date                                     $131,462,408.66
Aggregate Net Investment Value as of Transfer Date                                             	$131,462,408.66
Number of Subsequent Contracts                                                                           5,908
Average Outstanding Principal Balance as of Transfer Date <F2>                                      $23,218.28
Average Discounted Principal Balance as of Transfer Date                                            $22,251.59
Range of Original Principal Balances of Subsequent Contracts                           $9,697.04 to $63,522.49
Weighted Average Lease Rate <F1>                                                                         7.68%
Range of Lease Rates <F2>                                                                    0.750% to 13.656%
Weighted Average Original Number of Monthly Payments <F1>                                          40.7 months
Range of Original Number of Monthly Payments                                            12 months to 60 months
Weighted Average Remaining Number of Monthly Payments <F1>                                         34.9 months
Range of Remaining Number of Monthly Payments                                            7 months to 57 months
Average Original Residual Value <F2>                                                                $15,300.55
Range of Original Residual Value <F2>                                                  $2,975.90 to $39,681.92
Aggregate of Residual Values as a Percentage of Aggregate Net
    Investment Value as of Transfer Date                                                                68.76%
Percentage of Lease Contracts for Lexus Vehicles (by Discounted
    Principal Balance as of Transfer Date)                                                              21.02%
Percentage of Lease Contracts for Toyota Vehicles (by Discounted
    Principal Balance as of Transfer Date)                                                              78.98%
Percentage of Lease Contracts for New Vehicles (by Outstanding
    Principal Balance) <F2>                                                                             96.45%
Percentage of Lease Contracts for Used Vehicles (by Outstanding
    Principal Balance) <F2>                                                                              3.55%
Percentage of Subsequent Contracts By State of Origination <F3> (by
    Outstanding Principal Balance) <F2>
    California                                                                                          61.22%
    Ohio                                                                                                12.19%
    Pennsylvania                                                                                        10.74%
    Michigan                                                                                             7.58%
    Florida                                                                                              8.26%
        Total <F4>                                                                                     100.00%

<F1>  Weighted by Outstanding Principal Balance as of the Transfer Date.
<F2>  Without giving effect to discounting for calculation of Discounted Principal Balances.
<F3>  By dealer location.
<F4>  Percentages may not add to 100% due to rounding.
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